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                                                                   Exhibit 10.14

                           PreCash(R) Retail Agreement

This Agreement ("Agreement") is made between PreCash Corporation, an Oregon corporation with its principal business address at 1800 West Loop South, Suite 700, Houston, TX 77027 ("PreCash") , and Q Comm International, Inc., a Utah corporation with its principal business address at 1145 South 11680 West, Orem, Utah 84058 ("Q Comm").

                                    RECITALS

         WHEREAS, PreCash has developed a payment system (the PreCash(R) Payment System) that it markets under the registered trademark PreCash, using ANSI-standard, magnetic-striped cards denominated PreCash Cards, that enable cardholders to deposit funds (by cash, check, credit or debit card) at a point of sale, into various electronic accounts maintained by card issuers, such as prepaid wireless accounts;

         WHEREAS, Q Comm desires to process electronic payment transactions for PreCash Cardholders at designated retail locations.

         NOW THEREFORE, for the good and sufficient consideration contained herein, the parties agree as follows:

                                    AGREEMENT

1. Definitions

"Authorized PreCash Transaction" means a PreCash Transaction for which PreCash has issued an authorization number, and for which no subsequent reversal request was processed within the time period permitted in the Training Materials.

"Month" or "Quarter," wherever used in this Agreement, whether capitalized or not, means that period commencing at 12:00 a.m. Pacific on the first day of the month/quarter and ending at 11:59:59 p.m. Pacific on the last day of the month/quarter.

"POS System" means the point-of-sale terminal or computer system used by Q Comm to process PreCash Transactions.

"PreCash Cardholder" or "Cardholder" means a customer of a PreCash Card Issuer who has associated a PreCash Card account number with a service account maintained by the PreCash Card Issuer, for the purpose of replenishing funds to the service account.

"PreCash Card Issuer" means a service provider that accepts payments to customer accounts via the PreCash Payment System. The service provider's customers use PreCash Cards to make payments to their accounts. Those customers are referred to as "PreCash Cardholders." From time to time, PreCash may also serve as a PreCash Card Issuer.


PreCash Confidential                                                    Page 1
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"PreCash Funds" means the dollar value of Authorized PreCash Transactions for the relevant time period as measured by PreCash's records of successful/approved transactions originating from the Q Comm Merchants. With respect to a particular PreCash Transaction, the PreCash Funds equal the dollar value of the transaction, not including taxes or convenience fees applied by Q Comm.

"PreCash Services" means the collection of payments from PreCash Cardholders, the processing and transmission of electronic messages to PreCash that enable PreCash to apply the payments of PreCash Cardholders to various accounts maintained by PreCash Card Issuers, and the transmission of collected payments to PreCash.

"PreCash Transaction" means: (a) obtaining payment from a PreCash Cardholder in the amount consistent with any PreCash Card Issuer program requirements (the "Payment Amount"), (b) swiping the PreCash Card or entering the card number and expiration date through the POS System, (c) generating and sending an electronic message to PreCash's computers to allow validation and recording of the Payment Amount, and (d) providing a receipt (in a form approved by PreCash) to the Cardholder.

"Q Comm Merchants" means those merchants that have a payment processing relationship with Q Comm only at Advantage Wireless corporate owned stores or Advantage Wireless authorized agents, whether such relationship exists currently or after the effective date of this Agreement.

2. Q Comm Obligations

     2.1 PreCash Services

         2.1.1 In General. Q Comm shall provide PreCash Services at its Q Comm Merchants during normal business hours, and without discrimination, to all PreCash Cardholders. Q Comm shall ensure that PreCash is continually and reasonably informed of any adds, moves or changes to the Q Comm Merchants. Unless otherwise required by applicable law, the Q Comm Merchants shall not require Cardholders to present any additional form of identification in order to honor the PreCash Card, but may require identification to accept payment in the form of a check or credit/debit card, in accordance with the Q Comm Merchants' standard procedures.

         2.1.2 Authorization; Transaction Record. When processing a PreCash Transaction, Q Comm shall:

         o Submit an authorization request to PreCash through the POS System and complete a transaction only upon receipt of an authorization number;
         o Deliver a true and complete copy of a transaction acknowledgement to the Cardholder containing the following information:
           (i)   the Cardholder's account number;
           (ii)  an authorization code;
           (iii) Store's name;
           (iv) Store's location (including store number, if any, and address);
           (v)   the amount of the transaction;

PreCash Confidential                                                    Page 2
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           (vi)   the local date and time of the transaction;
           (vii)  a PreCash identifier; and,
           (viii) if the PreCash Transaction is a Taxable Sale, the Store shall deliver to the Cardholder a true and complete copy of a receipt for the Tax;
         o Comply with the Training Materials. The Training Materials may be amended from time to time by PreCash in its sole discretion, and are incorporated herein and made a part of this Agreement by reference. The portion of the Training
           Materials relating to Taxable Sales is attached hereto as Exhibit B, which Exhibit shall be deemed to be automatically amended and superceded concurrently with any amendment to the Training Materials.

Q Comm shall not permit stand-in or delayed processing. Q Comm shall not process PreCash Transactions through voice authorizations without prior approval from PreCash.

         2.1.3 Accuracy of PreCash Transactions. Q Comm is responsible for ensuring the accuracy of all PreCash Transactions transmitted to PreCash for authorization. Q Comm shall indemnify and hold PreCash harmless from any claims arising from inaccurate, invalid or fraudulent transactions recorded by PreCash as a result of errors, fraud or other misuse committed by Q Comm or others within the Q Comm's control. Authorized PreCash Transactions may only be reversed within the ten (10) minute window following the time at which PreCash issued the authorization number.

         2.1.4 Taxable Sales. Certain PreCash Transactions are classified as Taxable Sales in the detailed instructions for processing PreCash Transactions that are provided to the Q Comm Merchants by PreCash (such instructions, as amended from time to time hereafter, "Training Materials"), the relevant portion of which Training Materials is attached hereto as Exhibit B. Before providing PreCash Services for Taxable Sales, Q Comm shall insure that the Q Comm Merchants comply with the requirements described in this Section and Section
2.1.5 following. The Q Comm Merchants shall treat each Taxable Sale as a wholesale purchase by the Store from the applicable PreCash Card Issuer in exchange for the Payment Amount, immediately followed by a retail sale by the Store to the Cardholder. With respect to each PreCash Transaction which is a Taxable Sale, the Store shall provide the following additional PreCash Services, all in accordance with applicable law: (a) computing the state and local sales, use, excise and other similar transaction taxes which The Store is required or permitted to collect from the Cardholder with respect to the Taxable Sale (collectively, the "Tax"), (b) collecting the Tax from the Cardholder, (c) reporting and remitting the Tax to the applicable taxing authorities, and (d) providing the Cardholder with a receipt for the Tax. The Store shall be solely responsible for reporting all Taxes due and owing by it to the proper taxing authorities and shall be responsible for, and shall pay, such Taxes in accordance with applicable law.

         2.1.5 Resale Exemption Evidence. Before performing any PreCash Services for Taxable Sales with respect to the PreCash Card Issuer(s) designated in Exhibit B, Q Comm shall deliver to such PreCash Card Issuer the resale certificate, direct-pay number, or other evidence, if any ("Resale Exemption Evidence"), which is required by applicable law to permit the PreCash Card Issuer to effect Taxable Sales to Cardholders through Q Comm without collecting Tax from Q Comm. Q Comm shall renew any Resale Exemption Evidence as required by law from time to time and deliver the renewed evidence to each applicable PreCash Card Issuer. If Q Comm fails to deliver Resale Exemption Evidence to any PreCash Card Issuer, or to timely deliver renewed Resale Exemption Evidence, then PreCash shall suspend the authority of Q Comm to process Taxable Sales with respect to such PreCash Card Issuer.


PreCash Confidential                                                    Page 3
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     2.2. Transfer of Funds from Q Comm to PreCash

         2.2.1 Transfer. The PreCash Funds shall be the property of PreCash immediately upon receipt by Q Comm. Q Comm shall transfer the PreCash Funds into the bank account identified on Exhibit A hereto (the "Q Comm Deposit Account") so as to ensure adequate funds availability for the debit transaction detailed in Section 2.2.2 below. If the PreCash Transaction is a Taxable Sale, the Tax shall not be the property of PreCash and shall not be transferred to the Q Comm Deposit Account; rather, the Tax shall be handled in accordance with Section
2.1.4 above.

         2.2.2 ACH Debit; Recording Period. Q Comm authorizes PreCash to debit the PreCash Funds from the Q Comm Deposit Account. PreCash shall calculate the amount to be debited based on PreCash's record of PreCash Transactions completed successfully during the 24-hour period ending at 3 p.m. Pacific time each business day and each vacation or weekend day preceding the next business day ("Recording Period"). PreCash shall initiate a debit request through the Automated Clearing House ("ACH") on each business day that ACH is operational and shall debit the Q Comm Deposit Account for the Authorized PreCash Transactions recorded--at the earliest--during the previous Recording Period. PreCash shall provide Q Comm with an Internet-based account summarizing each Recording Period. Q Comm may verify the amount debited by PreCash by accessing Q Comm Reports via the Internet.

         2.2.3 Fees for Non-Sufficient Funds. If the Q Comm Deposit Account has insufficient funds to permit PreCash to debit all amounts due to PreCash, including PreCash Funds and Processing Fees, PreCash may immediately suspend, without prior notice, Q Comm's ability to process PreCash Transactions and charge Q Comm a $10 processing fee for each PreCash Transaction for which amounts are due to PreCash, with a daily minimum of $25. To reinstate PreCash Transaction processing, Q Comm shall remit funds owed to PreCash within three
(3) business days of suspension, including fees owing as a result of insufficient funds, via wire transfer. After PreCash receives the amounts owed to it, PreCash may, in its sole discretion, reinstate Q Comm's ability to accept PreCash Cards, in accordance with Section 2.2.4 below. If Q Comm fails to remit the funds pursuant to this Section 2.2.3, PreCash may terminate this Agreement immediately upon written notice.

         2.2.4 Security. Prior to reinstatement, PreCash may require Q Comm to provide a non-interest bearing security deposit or other security mechanism acceptable to PreCash, in its sole and reasonable discretion. The security deposit or other mechanism to ensure payment shall contain an amount of funds specified by PreCash and reasonably related to Q Comm's historical and projected transaction volume; Q Comm shall maintain the security deposit at such level throughout the remainder of the term of this Agreement, unless earlier released by PreCash. PreCash may withdraw funds from such security deposit at any time without notice to Q Comm in the amount of any obligation of Q Comm to PreCash hereunder. Upon termination of this Agreement, the security deposit or other mechanism shall remain in effect for three months, at the end of which all remaining funds will be returned to Q Comm.


PreCash Confidential                                                    Page 4
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          2.2.5 Debit Verification Process; Notice. Q Comm shall provide PreCash oral notice, with confirmation by written notice, of any discrepancies in the amount that PreCash withdraws from the Q Comm Deposit Account within three business days of PreCash's debit through the ACH network. Q Comm shall provide acceptable supporting documentation to PreCash within five business days after notice of a discrepancy is received. If Q Comm fails to provide the required notices, Q Comm irrevocably waives all claims against PreCash for any disputed withdrawal. If PreCash determines the source of the discrepancy to be as a result of a processing error by PreCash, PreCash will submit reimbursements the next business day for posting to the Q Comm's account.

     2.3 Team Merchandising. Q Comm shall use commercially reasonable efforts to engage in "Team Merchandising" activities with PreCash for the mutually-beneficial purpose of increasing the number of PreCash Transactions processed at Q Comm's Q Comm Merchants. The nature and extent of such efforts shall be subject to mutual agreement of the parties.

3. PreCash Obligations

     3.1 PreCash Cardholder Support. PreCash shall cause PreCash Card Issuers to provide telephone-based customer service to handle Cardholder problems or complaints relating to the underlying prepaid services supported by the PreCash Transactions.

     3.2 Account Management. PreCash shall assign sufficient resources to ensure that Q Comm's inquiries relating to PreCash Services are handled promptly and effectively.

     3.3 Training. PreCash shall provide "train the trainer" support so as to assist Q Comm with properly and sufficiently training its employees on the processing of PreCash Transactions.

     3.4 IVR Locator. PreCash has developed an IVR (interactive voice response) system capable of providing PreCash Cardholders with access to PreCash refill locations within a designated five-digit zip code. PreCash Cardholders access the IVR system by telephone: upon connecting with the IVR system, the PreCash Cardholder enters the desired zip code and the IVR system returns a list of five PreCash refill locations in that zip code or the nearest zip code(s). The technical specifications and parameters for the IVR system were created in cooperation with PreCash Card Issuers and are subject to change.

     3.5 Marketing Support. PreCash shall provide in-store marketing collateral, such as window, terminal and door decals, banners, counter or stand-alone displays, in an amount and type reasonably determined by PreCash. The marketing collateral may be co-branded with PreCash Card Issuers. Any co-branding between PreCash and Q Comm or Q Comm and a PreCash Card Issuer will be subject to a separate agreement or understanding on cost-sharing.

     3.6 Facilitate Relationships with PreCash Card Issuers. In the event Q Comm desires to enter into promotional activities with PreCash Card Issuers or otherwise obtain access to the customer base of the PreCash Card Issuers in furtherance of the purposes of this Agreement, PreCash agrees to facilitate a meeting between Q Comm and the PreCash Card Issuer(s). PreCash shall also facilitate communications between Q Comm and PreCash Card Issuers regarding distribution and pricing of an inventory of PreCash Cards.


PreCash Confidential                                                    Page 5
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     3.7 Team Merchandising. PreCash shall use commercially reasonable efforts to engage in "Team Merchandising" activities with PreCash for the mutually-beneficial purpose of increasing the number of PreCash Transactions processed at Q Comm's Q Comm Merchants. The nature and extent of such efforts shall be subject to mutual agreement of the parties.

4. Compensation to Q Comm

     4.1 PreCash reserves the right to review, within six (6) months of the Effective Date of this Agreement, the total fees being assessed to Q Comm merchants by Q Comm and other parties.

     4.2 Q Comm Merchants may charge the Cardholder a non-discriminatory fee ("Convenience Fee") at the time of the completed transaction. The Convenience Fee may not be deducted from the Payment Amount or any Tax; rather, it should be collected separately and in addition to, the Payment Amount and any Tax. This Convenience Fee shall not be included in the PreCash Funds Q Comm is required to transfer to PreCash under Section 2.2. So that Cardholders may be ensured at least a minimal level of consistency among Q Comms processing PreCash Transactions, the Convenience Fee may not exceed $5.00 per transaction.

5. Compensation to PreCash

     Processing Fee. PreCash shall collect from Q Comm--each banking business day via ACH to the Q Comm Deposit Account)--a fee of $1.00 for every Authorized PreCash Transaction ("Processing Fee").

6. Point-of-Sale System and other Technical Requirements

     6.1 POS System. At all times, Q Comm is responsible for ensuring that it has an adequate POS System solution for meeting its obligations to process PreCash Transactions in accordance with this Agreement. Subject to any modifications required pursuant to Section 6.2, Q Comm may process PreCash Transactions on the POS System that Q Comm currently uses to process bank card transactions. Alternatively, Q Comm may utilize a stand-alone POS System solution provided by third-party terminal provider, through a separate agreement between Q Comm and such provider.

     6.2 Initial POS System Modifications. If Q Comm's bank card processor supports PreCash Services on its existing POS System, Q Comm may use that POS System to process PreCash Transactions. If Q Comm's POS System does not support PreCash Services, PreCash, in cooperation with Q Comm, shall evaluate what modifications are required to the POS System or by Q Comm's bank card processor to support the processing of PreCash Transactions. PreCash and Q Comm shall use commercially reasonable efforts to enable PreCash Transactions to be accepted on Q Comm's POS System. Each party shall bear its own costs associated with such modifications.


PreCash Confidential                                                    Page 6
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     6.3 Post-Initial POS System Modifications. Once PreCash Services are
functional, Q Comm shall be responsible for ensuring that its POS System and associated software continually conform to the requirements established by PreCash (the "Technical Requirements"). Q Comm shall give PreCash thirty (30) days advance written notice of: (a) any modifications to the POS System or software impacting PreCash, or (b) its intent to change Q Comm's POS System or bank card processor, if such change would impact PreCash. PreCash shall give Q Comm thirty (30) days advance written notice of any material changes to the Technical Requirements. Q Comm and PreCash shall use commercially reasonable efforts to ensure that the processing of PreCash Transactions is not interrupted by either party's modifications or changes.

     6.4 Service Interruptions. Q Comm shall inform PreCash immediately if the POS System is unable to process PreCash Transactions. Upon notification, PreCash shall use commercially reasonable efforts in cooperation with Q Comm and Q Comm's bank card processor to remedy any functionality problems.

7. Implementation Schedule

     7.1 Pilot. Within two weeks of the completion and successful testing of the POS System, the parties will conduct a Pilot involving at least 21 Q Comm Merchants. The Pilot will be conducted during a two-week period, during which the parties will use best efforts to resolve all identified issues. The Pilot may be extended upon the mutual agreement of the parties.

     7.2 National Launch. Within thirty (30) days following the completion of the Pilot, Q Comm shall use best efforts to ensure that all Advantage Wireless Merchants (1) are technically capable of processing PreCash Transactions and (2) have received adequate training with respect to the appropriate procedures for processing PreCash Transactions.

8. Trademark Usage

     8.1 PreCash Marketing Materials. As further detailed in Section 3.5 above, PreCash shall provide Q Comm with window, door and terminal decals and additional materials bearing the PreCash logo (the "Point of Purchase Materials"). Q Comm shall display the Point of Purchase Materials alongside the marks of other credit cards or payment processing mechanisms that Q Comm accepts. Q Comm shall not create or display any other decal, sticker or other material bearing the PreCash name or logo without prior written approval from PreCash. Q Comm shall not display or use advertising or promotional materials containing PreCash's name or symbol that might cause a customer to assume that Q Comm is the only provider of PreCash Services. Q Comm shall use the Point of Purchase Materials, any trade name, trademark, service mark or logotype associated with PreCash or PreCash only to inform the public that Q Comm provides PreCash Services. Q Comm shall not indicate, directly or indirectly, that PreCash endorses Q Comm's other products or services. Upon termination of this Agreement, Q Comm shall immediately cease use of the Point of Purchase Materials.


PreCash Confidential                                                    Page 7
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     8.2 Trademarks and Logos. Except for any announcement intended solely for internal distribution or any disclosure required by law, accounting or regulatory requirements beyond the reasonable control of either party, any use by one party of the other party's name, logos, trademarks or service marks in any press releases, customer lists, marketing materials or other announcements or materials concerning matters covered by this Agreement or otherwise, or for promotional, advertising or other purposes, shall require the other party's prior written approval which approval shall not be unreasonably withheld or delayed. The foregoing limitation shall not apply to communications or written materials provided subject to a non-disclosure agreement with a third party.

9. Representations and Warranties.

     9.1 Q Comm hereby represents and warrants to PreCash that: (a) all information contained in Q Comm's application for processing services or any other documents delivered to PreCash in connection therewith is true and complete and properly reflects Q Comm's business, financial condition and principal partners, owners or officers; (b) Q Comm has the power to execute, deliver and perform this Agreement, and this Agreement is duly authorized, and will not violate any provisions of law, or conflict with any other agreement to which Q Comm is subject; (c) Q Comm has all licenses, if any, required to conduct its business and is qualified to do business in every jurisdiction where it is required to do so; and (d) there is no action, suit or proceeding at law or in equity now pending or to Q Comm's knowledge, threatened by or against or affecting Q Comm which would substantially impair its right to carry on its business as now conducted or adversely affect its financial condition or operations.

     9.2 PreCash hereby represents and warrants to Q Comm that: (a) PreCash has the power to execute, deliver and perform this Agreement, and this Agreement is duly authorized, and will not violate any provisions of law, or conflict with any other agreement to which PreCash is subject; (b) PreCash has all licenses, if any, required to conduct its business and is qualified to do business in every jurisdiction where it is required to do so; and (d) there is no action, suit or proceeding at law or in equity now pending or to PreCash's knowledge, threatened by or against or affecting PreCash which would substantially impair its right to carry on its business as now conducted or adversely affect its financial condition or operations.

10. Confidentiality.

     10.1 Each party agrees that information disclosed by one party under this Agreement (the "Disclosing Party") to the other party (the "Receiving Party"), including pricing, marketing plans, plans, methodology, technology, customer information and/or software, which information is considered proprietary by the Disclosing Party, shall be considered Confidential Information under this Agreement.

     10.2 A Receiving Party shall not disclose the Disclosing Party's Confidential Information to any third party without the Disclosing Party's prior written consent, except under order of court or government agency, and then only if the Receiving Party gives timely notice of such order to the Disclosing Party to afford such Disclosing Party the opportunity to attempt to obtain a protective order. Each party agrees to exercise the same level of care in protecting the Confidential Information of the other party from unauthorized use and disclosure as it uses in connection with its own Confidential Information, but in no event less than reasonable care.

PreCash Confidential                                                    Page 8
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     10.3 Confidential Information will not include information that is (i)
publicly available, (ii) in the Receiving Party's lawful possession prior to the Effective Date and not subject to disclosure restrictions on the part of the Receiving Party, (iii) obtained by the Receiving Party from third parties without disclosure restrictions known to the Receiving Party, or (iv) independently developed by the Receiving Party without reference to the Disclosing Party's Confidential Information.

11. Term and Termination.

     11.1 Term. This Agreement will commence on its Effective Date and will continue for one(1) year- from the date a PreCash Cardholder processes the first Authorized PreCash Transaction (excluding any test transactions by PreCash employees), as confirmed by PreCash's transaction records.. Thereafter, it will automatically renew for successive one-year terms, unless either party gives written notice of nonrenewal not less than sixty (60) days prior to the end of the then-existing term.

     11.2 Termination for Cause. Except for such shorter notice as may otherwise be provided in this Agreement, either party may terminate this Agreement at any time, with Cause, upon thirty (30) days' written notice to the other. For purposes of this Agreement, "Cause" shall mean a party's failure to comply with any provision of this Agreement or any other negligent or willful act or omission relating to this Agreement, which the party fails to cure within the thirty (30) day written notice period referred to in the previous sentence.

     11.3 Post-Termination Obligations. All of Q Comm's payment obligations to PreCash under this Agreement will survive any termination or expiration of this Agreement, as will all of Q Comm's obligations with respect to Taxes. Upon any termination hereof, Q Comm shall (a) immediately cease use and return any inventory of PreCash-related marketing collateral to PreCash, (b) allow PreCash to remove PreCash's software application from Q Comm's POS Systems, and (c) inform its processor that it no longer processes PreCash Transactions.


12. Requests for Copies; Compliance with Laws

         If, in order to satisfy legal or regulatory obligations or otherwise respond to questions concerning Cardholder accounts or Taxes, PreCash or any PreCash Card Issuer requests from Q Comm paper transaction records, a legible microfilm or electronic copy thereof (in size comparable to the actual paper transaction records), and/or any other documentary evidence available to Q Comm, Q Comm shall provide the requested records within five (5) calendar days of receipt of PreCash's or such PreCash Card Issuer's request. Q Comm shall comply with all laws applicable to Q Comm, Q Comm's business and any PreCash Transaction, including, without limitation, all state and federal, consumer credit and consumer protection statutes and regulations.


PreCash Confidential                                                    Page 9
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13. Credit Checks

     Q Comm authorizes PreCash to conduct credit checks and to collect other customary and relevant information to verify the Q Comm's creditworthiness during the term of this Agreement. Q Comm hereby agrees that the ability to process PreCash Transaction on behalf of PreCash granted by this Agreement, constitutes a valid reason to inquire into the creditworthiness of Q Comm. If found uncreditworthy, Q Comm will be required to establish a security deposit or acceptable letter of credit. Failure to do so will give rise to an immediate termination right by PreCash.

14.      Indemnification; Limitation of Liability

     14.1 Indemnification. PreCash and Q Comm each shall defend, indemnify and hold the other harmless from any claim for personal injury or property damage connected with this Agreement that may be asserted against the indemnitee by third parties based on the breach of this Agreement, negligence or willful misconduct of the indemnitor. If such claim arises from the joint negligence or misconduct of PreCash and Q Comm, each party shall indemnify the other in proportion to its proportionate negligence or misconduct. With respect to Taxable Sales, Q Comm further agrees to hold PreCash and each PreCash Card Issuer harmless from, and indemnify PreCash and each PreCash Card Issuer against all claims, losses, damages and liabilities, including Tax, interest, penalties, additions to Tax, attorney's fees and other costs of defense, that relate to or result from any alleged violation by Q Comm of any applicable law or regulation or provision of this Agreement with respect to any Tax, Taxable Sales or Resale Exemption Evidence.

     14.2 No Special Damages. Except as otherwise expressly set forth in this Agreement, neither party shall be liable to the other party for indirect, special, incidental, punitive or consequential damages, even if such party has been notified of the possibility or likelihood of such damages.

     14.3 Disclaimer of Additional Warranties. NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OTHER THAN THOSE EXPRESSLY STATED HEREIN. EACH PARTY HEREBY DISCLAIMS AND NEGATES ANY AND ALL OTHER WARRANTIES, INCLUDING ANY WARRANTIES OF Q COMMABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY, OR THAT SERVICES WILL BE PERFORMED IN A WORKMANLIKE MANNER. SUCH ADDITIONAL WARRANTIES ARE HEREBY DISCLAIMED AND DENIED FOR ALL PURPOSES.

     14.4 Force Majeure. Neither party shall be liable for any delay in or failure of performance under this Agreement resulting from events beyond its reasonable control, including but not limited to the following: hurricanes, tornadoes, floods, fires, explosions, epidemics, power failures, communication system failures, strikes, riots, wars or civil insurrections, acts of God, governmental regulations or laws imposed after the Effective Date, and so forth; provided, however, that a party subject to any such force majeure shall promptly give the other written notice thereof and shall use reasonable efforts to remove or rectify any such force majeure.


PreCash Confidential                                                    Page 10
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15. Intellectual Property Rights

     15.1 Any intellectual property which is owned or controlled by either party to this Agreement prior to the Effective Date of this Agreement or which is acquired by a party independently of this Agreement shall at all times continue to be owned and/or controlled by said party.

     15.2 Any intellectual property which is developed in the course of the performance of this Agreement solely by the employees and/or agents of one of the parties hereto shall be and remain the property of that party. The term solely is used narrowly in the preceding sentence to mean development without reference whatsoever to any Confidential Information of the other party; otherwise such intellectual property shall be deemed jointly developed and shall be subject to the foregoing paragraph.

     15.3 In the event either party deems it necessary to undertake joint development efforts (including efforts requiring use of the Confidential Information of the other party), the parties agree to negotiate in good faith a separate agreement addressing each parties' respective obligations and rights with respect to such joint efforts and resulting joint intellectual property. Unless otherwise agreed in writing by the parties, neither of them will commence efforts on any such joint projects prior to the execution of the separate agreement required by this provision.

16. Miscellaneous.

     16.1 Amendment and Modification. This Agreement may not be amended, modified, superseded or canceled and none of the terms, provisions, covenants, representations, warranties or conditions may be waived, except by a written instrument executed by the parties, or in the case of waiver, by the party waiving compliance. Notwithstanding the foregoing, PreCash may modify the general terms relating to its PreCash transaction process so long as such modifications apply to all PreCash Q Comms, upon fifteen (15) days' prior written notice to Q Comm. Q Comm's continued processing of PreCash Transactions shall constitute acceptance of the new term(s).

    16.2 Assignment. Neither party may, without the prior written consent of the other party, assign or transfer this Agreement or any duty or obligation expressed herein, except by merger, reorganization, consolidation or sale of all or substantially all of such party's assets. Any attempt to do so in contravention of this Section 16.2 shall be void and of no force and effect.

     16.3 Compliance with Laws. Both parties agree to comply with all applicable federal, state and local laws, regulations and codes in the performance of this Agreement.

     16.4 Construction. Both parties have had the opportunity to review and revise this Agreement; no ambiguity should be construed in favor of or against either party based on which suggested the language. The headings and organization used herein are solely for convenience and shall not be used to construe the Agreement. Unless the context otherwise requires, use of the singular includes the plural and vice versa.


PreCash Confidential                                                    Page 11

    16.5 Counterparts. This Agreement may be executed in as many counterparts as may be required and each such counterpart shall be considered an original but all of which when taken together shall constitute but one and the same instrument.

     16.6 Entire Agreement. The parties intend that the terms of this Agreement, including any attached exhibits and addenda, shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceedings involving this Agreement.

     16.7 Exclusivity. Q Comm agrees that during the term of this Agreement, PreCash's PreCash Payment System shall be the exclusive method accepted by Q Comm for processing prepaid transactions. This provision is not intended to prohibit Q Comm's sale of pre-denominated prepaid card or other prepaid technologies.

     16.8 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, exclusive of its choice of law provisions.

     16.9 Independent Contractor. Neither party hereto will be deemed the agent or legal representative of the other for any purpose whatsoever and each party will act as an independent contractor with regard to the other in its performance under this Agreement. Nothing herein will authorize either party to create any obligation or responsibility whatsoever, express or implied, on behalf of the other or to bind the other in any manner, or to make any representation, commitment or warranty on behalf of the other.

     16.10 Notices. All notices, demands and other communications required or permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, certified, registered, or first-class mail, and addressed to:


         Q Comm at:                          PreCash at:
         1145 South 1680 West                1800 W Loop South, Suite 700
         Orem, UT 84058                      Houston, TX  77027
         Attn: President                     Attn:  President


     16.11 Remedies. Unless stated otherwise, all remedies are cumulative and in addition to any other remedies available at law or in equity.

     16.12 Severability. In the event that any portion of this Agreement may be held invalid or unenforceable for any reason, it is agreed that any invalidity or unenforceability shall not affect the remainder of this Agreement and the remaining provisions shall remain in full force and effect, and any court of competent jurisdiction may so modify any objectionable provision of this Agreement so as to render it valid, reasonable and enforceable.


PreCash Confidential                                                    Page 12

     16.13 Third-party Beneficiary. Each of PreCash and Q Comm agrees that each PreCash Card Issuer is an intended third-party beneficiary of this Agreement, and shall be entitled to directly enforce the rights granted to such PreCash Card Issuer under this Agreement.

     16.14 Time of Performance. Time is of the essence in the performance of this Agreement.

     16.15 Waiver. No failure by either party to exercise any right arising from a default by the other party shall impair that right or constitute a waiver of it. No waiver by any party of any condition or breach of any term, provision, covenant, representation or warranty, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition, or breach of any other term, provision, covenant, representation or warranty.

     16.16 Publicity. Subject to applicable securities regulations, the parties will allow a mutually agreed upon press release to be distributed within 30 days after the Effective Date of this Agreement.


                         [SIGNATURES ON FOLLOWING PAGE]


PreCash Confidential                                                    Page 13

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year last written below (the "Effective Date").

         PRECASH CORPORATION:                 Q COMM INTERNATIONAL, INC.

         By: /s/ Richard Dietz                By: /s/ Stephen Flaherty
             -------------------------            -----------------------------
               (Signature)                             (Signature)

         Name: Richard Dietz                  Name:  Stephen Flaherty
             -------------------------            -----------------------------

         Title: CFO and Secretary             Title: President
             -------------------------            -----------------------------

         Date:  February 7, 2003              Date:  February  7, 2003
                ----------------------               --------------------------







PreCash Confidential                                                    Page 14

                                   Exhibit A

       Authorization To Debit Account By Automated Clearing House ("ACH")

-------------------------------------------------------------------------------
NAME:    Q COMM INTERNATIONAL, INC.
-------------------------------------------------------------------------------



         PreCash will accept electronic payments for Q Comm collections through the ACH electronic transfer system. By completing this form, you are authorizing PreCash to debit the depository account identified below electronically for all monies due PreCash under the PreCash Retail Q Comm Agreement. Please enter your account and financial institution information in the spaces provided below.

Name of Financial Institution:
                              -------------------------------------------------

Branch:
       ------------------------------------------------------------------------

Branch Phone Number: (    )                 Contact Name:
                     ----------------------             -----------------------

Financial Institution Address:
                              -------------------------------------------------

City:                         State:                        Zip:
     --------------------             --------------             --------------

Depository account to debit (Checking Account No.):
                                                    ---------------------------

Financial Institution Routing No. (ABA #, always 9 digits)
-------------------------------------------------------------------------------
(For Example: 010000081)

         By signing below, the undersigned (i) represents that he/she has the power and authority to execute this authorization on behalf of the Q Comm identified below, and (ii) authorizes PreCash on behalf of Q Comm to debit by ACH the above-referenced demand depository account of Q Comm electronically, on a regular, periodic basis for funds due PreCash under the PreCash Retail Q Comm Agreement.

     This authorization shall remain in effect at all times when the PreCash Retail Q Comm Agreement remains effective or until such time as all outstanding obligations of Q Comm to PreCash arising under the Agreement are paid in full, whichever is longer.

     Signed on behalf of Q Comm this       day of                       , 2001.
                                     -----        ----------------------

                                        -----------------------------------
                                        (Signature)

                                        ------------------------------------
                                        (Print Name)

                                        ------------------------------------
                                        (Title)
PreCash Confidential                                                   Page 15

                      ****Please attach a voided check****

















PreCash Confidential                                                    Page 16

                                    Exhibit B

             PORTION OF TRAINING MATERIALS RELATED TO TAXABLE SALES

Process definition:

As described in the Training Materials, Verizon Wireless prepaid service refill transactions are classified as Taxable Sales. To be eligible to process these transactions using the PreCash Card at your business location(s), you must do the following:

1. Use the attached state tax matrix to determine whether any of your business location(s) are in states that require you to collect sales tax for Taxable Sales. If so, you need to provide resale certificates that will be forwarded to and retained by Verizon Wireless. You may use the Uniform Sales and Use Tax Certificate - MultiJurisdiction form (found attached to the contract paperwork or on the Internet at www.mtc.gov) for any state which is listed on this form, or use the individual-state form published by your state's tax authorities.

2. Include all completed resale certificates with your PreCash Retail Q Comm Agreement paperwork. Note: If applicable, Verizon Wireless will contact you for renewal of the tax exemption certificate.

3. If you have any questions about your state's policy on requiring sales tax to be collected for prepaid service refill transactions, please contact your local taxing authority.

4. Return all completed paperwork to PreCash Corporation Attn: Contract Administration 1800 West Loop South, Suite 700, Houston, TX 77027

Please note that the only PreCash refill transaction currently classified as a Taxable Sale is a Verizon Wireless - PreCash transaction. You may accept all non-Verizon Wireless transactions without collecting sales tax.



PreCash Confidential                                                    Page 17